EXHIBIT 99.1

EXECUTION COPY

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (the “Agreement”) is made this 30th day of August, 2013, by and among Torch Energy Royalty Trust, a Delaware statutory trust (“Seller” or “Trust”), Torch Royalty Company, a Delaware company (“TRC”), Torch E&P Company, a Delaware company (“TEP”), N.M.L. Inc., of Texas (formerly Torch Energy Services, Inc.), a Texas corporation (“NML” and collectively with TRC and TEP, the “Buying Parties”), and Torch Energy Advisors Incorporated, a Delaware company (“TEAI”). TEAI is an Affiliate (as defined in Section 31) of the Buying Parties. Seller, TEAI, TRC, TEP and NML may be collectively referred to herein as the “Parties” and each is sometimes referred to individually herein as a “Party.”

RECITALS

WHEREAS, the Seller owns certain interests in and to the Hydrocarbons (as that term is defined in the Conveyances), existing in and under, and that may be produced from or attributable to, the underlying working interests in certain fields that produce from the Cotton Valley and Austin Chalk formations located in the State of Texas and the Chalkley field located in the State of Louisiana (the “Conveyed Interests”), which interests are more particularly described in that certain Net Overriding Royalty Conveyance (Torch Energy Royalty Trust) (Texas) dated November 22, 1993 which is recorded in those Texas counties as set forth on Schedule I hereto (the “Texas Conveyance”) and that certain Net Overriding Royalty Conveyance which is recorded in Cameron Parish, Louisiana as set forth in Schedule I hereto (Torch Energy Louisiana Royalty Trust) dated November 22, 1993 (the “Louisiana Conveyance” and together with the Texas Conveyance, the “Conveyances”);

WHEREAS, the Parties understand that pursuant to Section 9.03 of the Trust Agreement by and among TEAI, TRC, Velasco Gas Company Ltd. and Wilmington Trust Company dated October 1, 1993 (the “Trust Agreement”), Wilmington Trust Company, not in its individual capacity but solely as trustee for the Trust (“Trustee”), is required to cause the Conveyed Interests granted in the Conveyances to be sold at public auction to the highest cash bidder which may be a working interest owner(s) or any of its Affiliates (as defined therein) (the “Sale”), and Buyer is the highest cash bidder in the public auction of the Conveyed Interests; and

WHEREAS, subject to the terms and conditions hereinafter set forth, Seller desires to sell to the Buying Parties, and the Buying Parties desire to purchase from Seller, all of Seller’s right, title and interest in and to the Conveyed Interests.

NOW, THEREFORE, in consideration of their mutual promises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.	Agreement to Purchase and Sell the Conveyed Interests. Subject to the terms and conditions of this Agreement, at Closing (defined below), Seller shall, and shall cause Torch Energy Louisiana Trust, a Louisiana statutory trust (the “Louisiana Trust”), to, sell, assign and transfer to the Buying Parties, and the Buying Parties shall purchase from Seller, the Conveyed Interests and shall assume all obligations and liabilities relating to the Conveyed Interests.

2.	Purchase Price. The purchase price to be paid at Closing by the Buying Parties to Seller for the Conveyed Interests shall be Three Million Two Hundred Fifty-Eight Thousand Three Hundred Thirty Dollars ($3,258,330.00) (the “Purchase Price”).

3.	Effective Time. The assignment of the Conveyed Interests shall be effective as of May 1, 2013 at 12:01 a.m., local Texas time (the “Effective Time”).

4.	Closing. The closing of the transactions contemplated herein (the “Closing”) shall occur at 12:00 noon eastern time on August 30th, 2013 or at such other date and time to which the Parties may mutually agree. The date on which Closing actually occurs is referred to herein as the “Closing Date.” The Closing may take place by conference call and electronic or facsimile exchange of signatures with exchange of signature pages by overnight mail. At Closing, the following shall occur:

a.	The Buying Parties will pay or cause to be paid the Purchase Price to Seller by wire transfer of immediately available funds to an account designated by Seller;

b.	Each of Seller and the Buying Parties (and, in the case of the Louisiana Assignment, Torch Energy Louisiana Royalty Trust) shall execute and deliver to each other (i) an assignment and bill of sale in the form of Exhibit A-1 attached hereto for the Texas Conveyance (the “Texas Assignment”) and (ii) an assignment and bill of sale in the form of Exhibit A-2 attached hereto for the Louisiana Conveyance (the “Louisiana Assignment” and together with the Texas Assignment, the “Assignments”), in sufficient number of counterpart originals to facilitate recording in all appropriate jurisdictions and offices;

c.	Seller and TEAI shall execute and deliver to each other an Administrative Services Letter Agreement in the form of Exhibit B attached hereto (the “Administrative Services Letter Agreement”);

d.	Seller shall execute and deliver to the Buying Parties a certificate conforming to the requirements of Treas. Reg. Section 1.1445-2(b)(2), substantially in the form of Exhibit C attached hereto (the “FIRPTA Certificate”);

e.	The Parties shall execute, acknowledge and deliver such other instruments and take such other action as may be necessary to carry out their obligations under this Agreement; and

f.	As soon as practicable after the Closing, Buyer shall record, at Buyer’s cost and expense, the Assignments in the appropriate counties or parishes where the Conveyed Interests are located and provide Seller with copies of all recorded or approved instruments.

5.	Conditions Precedent to Seller’s Obligation to Close. Seller shall be obligated to consummate the Sale on the Closing Date, provided the following conditions precedent have been satisfied or have been waived in writing by Seller:

a.	All representations and warranties of each of the Buying Parties and TEAI contained in this Agreement shall be true and correct in all material respects (except that such representations and warranties that are qualified by materiality shall be true and correct in all respects), and each of the Buying Parties and TEAI shall have complied in all material respects with all obligations and conditions contained in this Agreement to be performed or complied with by them on or prior to the Closing;

b.	No suit, action or other proceedings shall be pending before any court or governmental authority of competent jurisdiction in which it is sought by a Person (as defined in Section 31), other than the Parties hereto or any of their Affiliates (as defined in Section 31), officers, directors, or employees, to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages in connection with the transactions contemplated herein; and

c.	Buying Parties shall have delivered or caused to be delivered to Seller duly executed counterparts of the Assignments and all other documents and certificates to be delivered by Buying Parties or TEAI under Section 4 and shall have performed or caused to be performed the other obligations required to performed at Closing by Buying Parties or TEAI under Section 4.

6.	Conditions Precedent to Obligation to Close of the Buying Parties. The Buying Parties shall be obligated to consummate the purchase of the Conveyed Interests as contemplated by this Agreement on the Closing Date, provided the following conditions precedent have been satisfied or have been waived in writing by the Buying Parties:

a.	All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (except that those representations and warranties of Seller that are qualified by materiality shall be true and correct in all respects), and Seller shall have complied in all material respects with all obligations and conditions contained in this Agreement to be performed or complied with by Seller on or prior to the Closing;

b.	No suit, action or other proceedings shall be pending before any court or governmental authority of competent jurisdiction in which it is sought by a Person (as defined in Section 31), other than the Parties hereto or any of their Affiliates (as defined in Section 31), officers, directors, or employees, to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages in connection with the transactions contemplated herein; and

c.	Seller shall have delivered or caused to be delivered to Buying Parties duly executed counterparts of the Assignments and all other documents and certificates to be delivered by Seller under Section 4 and shall have performed or caused to be performed the other obligations required to performed at Closing by Seller under Section 4.

7.	Termination of Agreement.

a.	This Agreement and the transactions contemplated hereby may be terminated in the following instances:

i.	By Seller if any of the conditions set forth in Section 5(a) are not satisfied in all material respects or waived as of the Closing Date; provided that Seller is not in material breach of this Agreement;

ii.	By the Buying Parties if any of the conditions set forth in Section 6(a) are not satisfied in all material respects or waived as of the Closing Date; provided that the Buying Parties are not in material breach of this Agreement; or

iii.	At any time by the mutual written agreement of the Buying Parties, on the one hand, and Seller, on the other.

b.	If a Party terminates this Agreement in accordance with Section 7(a) due to the other Party’s material breach of this Agreement, then the terminating Party may seek such damages and other relief, including specific performance, as may be available at law or equity.

8.	Representations and Warranties of Seller. Seller represents and warrants to the Buying Parties that, as of the Closing Date:

a.	Binding Obligation. This Agreement and all other transaction documents it is to execute and deliver at Closing (i) have been duly authorized by all necessary action pursuant to the Trust Agreement, (ii) have been duly executed by Seller or its authorized representatives, and (iii) constitute the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and remedies or by equitable principles.

b.	Authority. Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and operate its assets, and has all the requisite power and authority to enter into and perform this Agreement.

c.	No Violation of Restrictions. To Seller’s knowledge, the execution, delivery, and performance of this Agreement does not conflict with or violate any agreement or instrument to which Seller is a party or by which it is bound or any law, rule, regulation, ordinance, judgment, decree, or order to which Seller is subject or by which the Conveyed Interests are bound.

d.	Title. Seller has, and the Seller will convey to the Buying Parties, good and indefeasible title to the Conveyed Interests free and clear of all liens, claims and encumbrances created or arising by, through or under Seller, but not otherwise. To the extent transferable, Seller shall grant to the Buying Parties, its successors and assigns, full power and right of substitution and subrogation in and to all covenants, indemnities and warranties given or made by preceding owners, vendors, or others with respect to the Conveyed Interests.

e.	Litigation and Claims. There is no claim (including claims for taxes), demand, cause of action, litigation or other proceeding pending, or to Seller’s knowledge, threatened against Seller relating to the Conveyed Interests.

f.	Preferential Rights to Purchase. To Seller’s knowledge, the Conveyed Interests are not subject to any preferential right to purchase in favor of any third party.

g.	Consents. To Seller’s knowledge, no consent or approval of any third party is necessary for the assignment of the Conveyed Interests.

h.	Broker’s Fees & Commissions. Seller has not incurred any obligation or liability, contingent or otherwise, for broker or finder fees with respect to the matters provided for in this Agreement, which will be the responsibility of the Buying Parties.

i.	Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending, or to Seller’s knowledge, threatened against it.

9.	Representations and Warranties of the Buying Parties and TEAI. Each of Buying Parties and TEAI represents and warrants to Seller that, as of the Closing Date:

a.	Binding Obligation. This Agreement and all other transaction documents it is to execute and deliver at Closing (i) have been duly authorized by all necessary company action pursuant to its governing documents; (ii) have been duly executed by it or its authorized representatives; and (iii) constitute its legal, valid and binding obligation enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor’s rights.

b.	Authority. It is duly organized, validly existing and in good standing under the laws of its state of formation, is duly qualified to carry on its business in the states so required under applicable law, and has all the requisite power and authority to enter into and perform this Agreement.

c.	No Violation of Restrictions. The execution, delivery, and performance of this Agreement does not conflict with or violate any agreement or instrument to which it is a party or by which it is bound or any law, rule, regulation, ordinance, judgment, decree, or order to which it is subject.

d.	Broker’s Fees & Commissions. It has not incurred any obligation or liability, contingent or otherwise, for broker or finder fees with respect to the matters provided for in this Agreement, which will be the responsibility of Seller.

e.	Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending, or to its knowledge, threatened against it.

f.	Affiliates. The following Persons are Affiliates (as defined in Section 31) of Buying Parties: Chisos Ltd., Torch Energy Services, Inc., Milam Energy L.P., Torch Energy Marketing, Inc., Torch Oil & Gas Company and Permian Basin Well Services LLC.

g.	Power to Bind. It has the power and authority to bind its Affiliates (as defined in Section 31), predecessors, successors and assigns to this Agreement, including the release of claims and covenant not to sue provisions set forth in Section 15.

h.	No Reliance.

(A) In connection with entering into this Agreement, it hereby acknowledges and represents that (i) Seller is not acting as its fiduciary or financial or investment adviser, (ii) Seller has not given it (directly or indirectly through any other Person (as defined in Section 31)) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of this Agreement, (iii) it consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own decisions with respect to entering into this Agreement based upon its own judgment and upon any advice from such advisers it has deemed necessary and not upon any view expressed by Seller, (iv) it is entering into this Agreement with a full understanding of all the terms, conditions and risks hereof and thereof (economic and otherwise), and it is capable of and willing to assume (financially and otherwise) those risks and (v) it is a sophisticated entity familiar with the oil and gas business and transactions similar to those contemplated by this Agreement.

(B) It acknowledges that it and its representatives and agents and counsel have been permitted full and complete access to the books and records and other information its representatives, agents and counsel have desired or requested to see and/or review related to the Conveyed Interests.

(C) DISCLAIMER OF WARRANTIES.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE ASSIGNMENTS, SELLER WILL ASSIGN THE CONVEYED INTERESTS TO THE BUYING PARTIES WITHOUT ANY EXPRESS, STATUTORY, OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING, WITHOUT LIMITATION, (i) WARRANTIES RELATING TO THE CONDITION OR BALANCE OF THE CONVEYED INTERESTS OR THE INFORMATION PROVIDED BY THIRD PARTIES RELATING TO THE CONVEYED INTERESTS AFTER THE CLOSING, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OF THE CONVEYED INTERESTS, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF THE FITNESS OF THE CONVEYED INTERESTS FOR A PARTICULAR PURPOSE, (iv) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (v) ANY RIGHTS OF THE BUYING PARTIES UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (vi) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN; (vii) ANY IMPLIED WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, (viii) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, (ix) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ANY ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR PROTECTION OF THE ENVIRONMENT OR HEALTH, OR THE ENVIRONMENTAL CONDITION OF OR ENVIRONMENTAL LIABILITIES ASSOCIATED WITH THE CONVEYED INTERESTS, AND (x) ANY RIGHTS OF THE BUYING PARTIES UNDER STATUTES TO CLAIM DIMINUTION OF VALUE. EXCEPT AS SET FORTH IN THIS AGREEMENT, THE BUYING PARTIES WILL ACCEPT THE CONVEYED INTERESTS “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AND IN ITS PRESENT CONDITION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE AMOUNT, VALUE, PROFITABILITY, QUALITY, QUANTITY, VOLUME, OR DELIVERABILITY OF ANY OIL, GAS, OR OTHER MINERALS OR RESERVES (IF ANY) IN, UNDER, OR ATTRIBUTABLE TO THE CONVEYED INTERESTS.

10.	Required Information. It acknowledges that the information that Seller provided to the Buying Parties (or that it otherwise possesses or controls) related to the Conveyed Interests includes the impact, if any of capital expenditures on future amounts payable with respect to the Net Profits Interests (as such term is defined in the Trust Agreement) and the effect of termination of the Trust and the Torch Energy Louisiana Royalty Trust on payment of operating costs under the Conveyances.

11.	Representation and Warranty of TEAI as Administrative Services Provider. TEAI, in its capacity as administrative services provider to the Trust, represents and warrants to Seller that, as of the Closing Date, (a) the description of the “Trust Royalty Conveyances” and the list of “Subject Wells” (as such terms are defined in the Texas Assignment) attached to the Texas Assignment as Schedule I and Schedule II, respectively, are true and correct and (b) the description of the “Trust Royalty Conveyances” and the lists of “Subject Lands” and “Subject Wells” (as such terms are defined in the Louisiana Assignment) attached to the Louisiana Assignment as Schedule I, Schedule II and Schedule III, respectively, are true and correct.

12.	Revenues and Property Costs.

a.	Upon Closing, (a) all proceeds, income, and other revenues and receivables attributable to the ownership of the Conveyed Interests prior to the Effective Time shall belong to and be retained or paid to Seller; and (b) all proceeds, income, and other revenues and receivables attributable to the ownership of the Conveyed Interests from and after the Effective Time shall belong to and be paid to the Buying Parties. After the Sale, Seller shall no longer be a third party beneficiary under any contract associated with the Conveyed Interests, including, but not limited to the Oil & Gas Purchase Contract dated October 1, 1993.

b.	Upon Closing, Seller shall retain and be responsible for (and entitled to any refunds with respect to) all Property Costs (defined below) incurred with respect to the Conveyed Interests prior to the Effective Time, and Buyer shall assume and be responsible for (and entitled to any refunds with respect to all Property Costs incurred with respect to the Conveyed Interests after the Effective Time. As used herein, (i) “earned” and “incurred” shall be interpreted in accordance with generally accepted accounting principles as applied in the United States and Council of Petroleum Accounts Society (COPAS) standards, as applicable, and (ii) “Property Costs” means all costs attributable to the ownership of the Conveyed Interests (including without limitation ad valorem, property, severance, oil, gas and other hydrocarbon production and similar taxes based upon or measured by the ownership of the Conveyed Interests or the production of oil, gas and other hydrocarbons therefrom, but excluding any other taxes).

13.	Taxes.

a.	Transfer Taxes. In the event any federal, state or local sales, transfer, gross proceeds, use, recording and similar taxes are incident or applicable to the transfer of the Conveyed Interests to the Buying Parties under this Agreement, or caused by the transfer of the Conveyed Interests to the Buying Parties, such taxes shall be paid by the Buying Parties.

b.	Income and Franchise Taxes. Each Party shall be responsible for its own federal, state, local and foreign income and franchise taxes, if any, which may result from this transaction.

14.	Resale Restriction. Each of the Buying Parties and TEAI acknowledges and agrees that the Trust will complete its wind down after the Closing Date. In order to facilitate the orderly wind down of the Trust, each of the Buying Parties and its Affiliates (as defined in Section 31), successors and assigns agrees not to sell or otherwise transfer, or enter into any agreement to sell or otherwise transfer, the Conveyed Interests to any Person other than an Affiliate until the later of either December 1, 2013 or four (4) months after the Closing Date.

15.	Release.

a.	Release of Claims. Effective immediately upon the Closing, each of the Buying Parties and TEAI, on the one hand, and Seller and Trustee, on the other, for itself and each of its Affiliates, predecessors, successors and assigns, hereby fully, finally and forever releases and discharges the other parties’ officers, directors, managers, employees, shareholders, unitholders, members, partners, agents, attorneys, accountants, insurers, parents, subsidiaries, Affiliates (including, but not limited to, the Louisiana Trust, in the case of Seller, and Chisos, Ltd, in the case of Buyer), related Persons and entities, predecessors, successors and assigns from any and all liabilities, demands, losses, debts, taxes, causes of action, obligations, damages, costs, attorneys’ fees, expenses, and/or claims raised or that could have been raised from the beginning of time through the Closing Date, including, but not limited to, any such claims based in contract, quasi-contract or tort (including negligence), any right to audit or to audited financial statements, any rights as third party beneficiary, or any rights arising under the Trust Agreement or any of the Conveyances (collectively, the “Released Claims”). The release of the Released Claims is effective regardless of whether any or all such claims are presently known or unknown, vested or contingent, accrued or yet to accrue, or asserted in law, equity or otherwise; provided, however, the release does not release any obligation expressly set forth in this Agreement. The releasing parties acknowledge and understand the significance and potential consequences of its release of unknown claims. The releasing parties intend that the claims released under this Agreement be construed as broadly as possible and agree to waive and relinquish all rights and benefits each releasing party may have under any statute or law of any jurisdiction. For the avoidance of doubt, the foregoing release of claims shall not include claims arising out of or resulting from this Agreement or the other transaction documents which shall be executed and delivered by the releasing parties at Closing.

b.	Covenant Not To Sue. Each of the Buying Parties and TEAI, on the one hand, and Seller and Trustee, on the other, for itself and each of its Affiliates, predecessors, successors and assigns, agrees not to and will not, either directly or indirectly, file, pursue or assist in any lawsuit or arbitration proceeding against the other that seeks or pursues any Released Claim, provided, however, this provision does not prevent the filing of a lawsuit or motion to enforce the terms of this Agreement.

c.	For the avoidance of doubt, the term “Affiliate” as used in this Section 15 is defined in Section 31.

16.	Administrative Services. Following the Closing, TEAI shall, and the Buying Parties shall cause TEAI or its Affiliates to, continue (i) to provide to Seller the administrative services historically provided by TEAI to Seller through December 31, 2013 consistent with past practice and (ii) from December 31, 2013 to April 30, 2014, to provide services to Seller in support of any tax correspondence (tax booklet) and tax filings that might be necessary for the year ended December 31, 2013 consistent with past practice and other related services necessary to complete the wind down of the Seller that are also consistent with past practice. The foregoing services shall be provided by TEAI or its Affiliates pursuant to the Administrative Services Letter Agreement at a total cost to Seller of $200,000. The cost for additional assistance beyond the above scope shall be negotiated in good faith between TEAI and Seller.

17.	Confidentiality. This Agreement and its terms and provisions are confidential and shall not be disclosed by any Party hereto, provided that a Party may disclose this Agreement (i) to those directors, officers, employees, representatives and attorneys of a Party to the extent necessary to assist such Party in the negotiation and consummation of the transactions contemplated hereby, (ii) to the extent that Seller deems appropriate in connection with applicable law, regulation or statute, including but not limited to: (a) the Trust’s obligations to its unitholders or (b) the Trust’s compliance with its Securities and Exchange Commission reporting obligations, (iii) pursuant to a valid order of a court of competent jurisdiction, (iv) as may be necessary to external auditors or counsel or to permit compliance with applicable accounting or financial reporting requirements, including but not limited to applicable rules and regulations of the Securities Exchange Commission, (v) as required for the public auction as determined by Trustee on behalf of the Trust in its reasonable discretion, (vi) as may be necessary in litigation seeking enforcement of this Agreement, (vii) as a notice filing in the form of a memorandum of settlement in the appropriate real property records in Texas and Louisiana; provided that nothing in this Section 17 shall restrict the Parties from filing the Texas Assignment and the Louisiana Assignment of record in the appropriate counties and parishes in Texas and Louisiana, (viii) to the extent such information is or becomes generally available to the public other than as a result of a breach of this Section 17, or (ix) in any press release or other public announcement which a Party elects to make after the Closing Date if it occurs hereunder.

18.	Assignment. None of the Buying Parties or TEAI, on the one hand, or Seller and Trustee, on the other, may assign this Agreement or any of its rights or obligations hereunder without each other’s prior written consent of the other, which consent will not be unreasonably withheld, conditioned or delayed. Any assignment or attempted assignment in violation of this provision shall be null and void.

19.	Notices. All notices shall be in writing and shall be deemed sufficiently given with receipt obtained, when hand delivered, or sent by overnight courier, certified mail, email transmission or telefax to the appropriate address as set forth below. Notices to the Parties shall be addressed as follows:

Seller:	Torch Energy Royalty Trust
c/o Wilmington Trust Company
Corporate Capital Markets
1100 North Market Street
Wilmington, Delaware 19890-1615
Attn: John M. Beeson, Jr.
Tel: (302) 636-6018
Fax: (302) 636-4148
Email: jbeeson@wilmingtontrust.com

With copies to:	H. Bryan Brewer, III, Esq.
Crowell & Moring LLP
1001 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
Tel.: (202) 624-2500
Fax: (202) 628-5116
Email: bbrewer@crowell.com

Buying Parties and TEAI:	Torch Energy Advisors Incorporated
1331 Lamar Avenue, Suite 1450
Houston, Texas 77010
Attn: Damon B. Putman
Tel: (713) 753-1422
Fax: (713) 655-1711
Email: Damon.Putman@teai.com

With copies to:	Barry F. Cannaday
Dentons US LLP 2000 McKinney Ave, Suite 1900 Dallas, Texas 75201 Tel: (214) 259-1855 Fax: (214) 259-0910 Email: barry.cannaday@dentons.com

20.	Other Actions. The Parties agree to execute such further documents or take such further actions after the Closing Date which may be necessary in order to effectuate the intents and purposes of the transactions contemplated hereunder.

21.	Survival. Except for the obligations of the Parties set forth in Section 12 (Revenues and Property Costs), Section 13 (Taxes), Section 15 (Release) and Section 17 (Confidentiality) above, which shall survive indefinitely, the representations and warranties contained this Agreement shall survive the Closing until the filing date of the Certificate of Cancellation of the Seller with the State of Delaware and the covenants contained in this Agreement shall survive until they are fully performed or complied with (or have expired under their terms).

22.	Binding Effect. This Agreement shall be binding upon and extend to the Parties hereto and their respective parents, representatives, successors and assigns of the Parties hereto.

23.	Governing Law. The laws of the State of Delaware shall govern the interpretation of construction of this Agreement, excluding any conflicts-of-law rule or principle that might apply the law of another jurisdiction.

24.	Jurisdiction; Services of Process. Any action or proceeding arising out of, relating to, or in connection with, this Agreement or any transaction contemplated hereby shall be brought only in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding, waives any objection it may now or hereafter have to venue, personal jurisdiction or to convenience of forum, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby in any other court or forum. The Parties agree that any Party may file a copy of this Section 24 with any court as written evidence of the knowing, voluntary and bargained agreement among the Parties irrevocably to waive any objections to venue, personal jurisdiction or to convenience of forum. Process in any action or proceeding referred to in the first sentence of this Section 24 may be served on any Party anywhere in the world.

25.	Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS SECTION 25 WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE BY A JUDGE SITTING WITHOUT A JURY.

26.	Enforcement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity, and pursuant to the express terms of this Agreement.

27.	Counterparts. This Agreement may be executed by the Parties in counterparts, each of which shall be deemed to be an original and all of which shall be deemed to constitute one Agreement.

28.	Entire Agreement; No Waiver. This Agreement encompasses the entire agreement between the Parties with respect to the subject matter herein and shall not be changed, modified or amended except in writing signed by the Parties hereto. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

29.	Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

30.	Expenses. Except as otherwise provided in this Agreement, the Parties will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Buying Parties when due, and the Buying Parties shall, at their own expense, file all necessary documentation with respect to all such fees and charges, and, if required by applicable law, the Parties will join in the execution of any such other documentation.

31.	Definitions of Affiliate; Person. For purposes of this Agreement, the term “Affiliate” means with respect to any Party, any Person directly or indirectly controlling, controlled by or under common control with such Party, and the term “Person” means any individual, partnership, company, corporation, limited liability company, association, trust, unincorporated organization, or other entity or organization.

32.	Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Any references to $ or dollars shall be deemed to refer to United States dollars.

33.	Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

34.	Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

35.	No Third-Party Beneficiaries. Except as otherwise set forth herein, this Agreement shall not confer any rights or remedies upon any Person (as defined in Section 31) other than the Parties and their respective successors and permitted assigns.

36.	Limitation. It is expressly understood and agreed by the Parties that (a) this Agreement is executed and delivered by Wilmington Trust Company as Trustee, not individually or personally, but solely as Trustee for the Trust, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement of the Trust, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Trustee but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such individual or personal liability, if any, being expressly waived by the Parties hereto and by any Person (as defined in Section 31) claiming by, through or under the Parties hereto, and (d) under no circumstances shall Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned parties have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

SELLER:		BUYING PARTIES:

Torch Energy Royalty Trust		Torch Royalty Company

By: Wilmington Trust Company, not in its		By:	/s/ Damon B. Putnam
individual capacity but solely as trustee of the Torch Energy Royalty Trust, a Delaware statutory trust			Damon B. Putman Vice President and Chief Financial Officer

By:	/s/ John M. Beeson, Jr.	Torch E&P Company
John M. Beeson, Jr. Senior Vice President
		By:	/s/ Damon B. Putnam
(The Trust has no employees, directors, or executive officers.)			Damon B. Putman Vice President and Chief Financial Officer

N.M.L. Inc., of Texas (f/k/a Torch Energy Services, Inc.)

		By:	/s/ Damon B. Putnam
Damon B. Putman Vice President and Chief Financial Officer

TEAI:

Torch Energy Advisors Incorporated

		By:	/s/ Damon B. Putnam
Damon B. Putman Vice President and Chief Financial Officer

[Signature Page to the Purchase and Sale Agreement]